                     Chase Manhattan Auto Owner Trust 1998-C
                         Statement to Certificateholders
                                 August 16, 1999



-----------------------------------------------------------------------------------------------------------------
                                             DISTRIBUTION IN DOLLARS
-----------------------------------------------------------------------------------------------------------------
           ORIGINAL           PRIOR                                                                    CURRENT
             FACE           PRINCIPAL                                              REALIZED DEFERRED  PRINCIPAL
  CLASS      VALUE           BALANCE        PRINCIPAL      INTEREST        TOTAL     LOSSES INTEREST   BALANCE
-----------------------------------------------------------------------------------------------------------------
   A1     258,000,000.00            0.00           0.00          0.00           0.00  0.00  0.00            0.00
   A2     195,000,000.00   63,855,672.98  25,219,717.99    305,815.46  25,525,533.45  0.00  0.00   38,635,954.99
   A3     325,000,000.00  325,000,000.00           0.00  1,570,833.33   1,570,833.33  0.00  0.00  325,000,000.00
   A4     283,900,000.00  283,900,000.00           0.00  1,384,012.50   1,384,012.50  0.00  0.00  283,900,000.00
   B1      32,889,211.45   28,833,201.34     779,991.28    144,166.01     924,157.29  0.00  0.00   28,053,210.06
-----------------------------------------------------------------------------------------------------------------
 TOTALS 1,094,789,211.45  701,588,874.32  25,999,709.27  3,404,827.30  29,404,536.57  0.00  0.00  675,589,165.05
-----------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------    --------------------
              FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                         PASS-THROUGH RATES
-------------------------------------------------------------------------------    --------------------
            PRIOR                                                   CURRENT                CURRENT
          PRINCIPAL                                                PRINCIPAL        CLASS PASS-THRU
 CLASS      FACTOR         PRINCIPAL    INTEREST       TOTAL        FACTOR                 RATE
-------------------------------------------------------------------------------    --------------------
   A1       0.00000000    0.00000000  0.00000000    0.00000000      0.00000000       A1    5.588000 %
   A2     327.46498964  129.33188713  1.56828441  130.90017154    198.13310251       A2    5.747000 %
   A3   1,000.00000000    0.00000000  4.83333332    4.83333332  1,000.00000000       A3    5.800000 %
   A4   1,000.00000000    0.00000000  4.87500000    4.87500000  1,000.00000000       A4    5.850000 %
   B1     876.67657778   23.71571849  4.38338299   28.09910148    852.96085930       B1    6.000000 %
-------------------------------------------------------------------------------    --------------------
 TOTALS   640.84379621   23.74859836  3.11003001   26.85862837    617.09519786
-------------------------------------------------------------------------------

           IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
                                 Kimberly Costa
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-3247
                        Email: kimberly.k.costa@chase.com

 [Image]                         (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                     Chase Manhattan Auto Owner Trust 1998-C
                                 August 16, 1999

----------------------------------------------------------------------------------
                         STATEMENT TO CERTIFICATEHOLDERS

                   Due Period                                                   14

                   Due Period Beginning Date                              07/01/99

                   Due Period End Date                                    07/31/99

                   Determination Date                                     08/10/99

 Section 5.8(iii)  Servicing Fee                                        584,657.40

 Section 5.8(iii)  Servicing Fee per $1000                                0.534037

 Section 5.8(iv)   Administration Fee                                     1,000.00

 Section 5.8(iv)   Administration Fee per $1000                           0.000913

 Section 5.8(vi)   Pool Balance at the end of the Collection Period 675,589,165.05

 Section 5.8(vii)  Repurchase Amounts for Repurchased Receivable

                   By Seller                                                  0.00

                   By Servicer                                           65,023.06

                   TOTAL                                                 65,023.06

 Section 5.8(viii) Realized Net Losses for Collection Period            149,270.90

 Section 5.8(ix)   Reserve Account Balance after Disbursement        20,267,674.95

 Section 5.8(x)    Specified Reserve Account Balance                 20,267,674.95

 Section 5.8(xi)   Total Distribution Amount                         31,125,706.23

                   Servicing Fee                                        584,657.40

                   Administration Fee                                     1,000.00

                   Noteholders Distribution Amount                   28,480,379.28

                   Certficateholders Distribution Amount                924,157.29

                   Deposit to Reserve Account                         1,135,512.26

 [Image]                           (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
